CNX Midstream Reports First Quarter Results;
Guidance Update; and Reduction of Quarterly Distribution

PITTSBURGH (April 27, 2020) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM", "CNX Midstream" or the "Partnership") today reported financial and operational results for the three months ended March 31, 2020(1).
First Quarter Results
The Partnership continued its solid financial performance during the three months ended March 31, 2020. Comparative results net to the Partnership, with the exception of net cash provided by operating activities, which is presented on a gross consolidated basis, were as follows:

	Three Months Ended March 31,
(in millions)	2020	2019
Net income	$45.2	$35.1
Net cash provided by operating activities	$40.1	$49.9
Adjusted EBITDA (non-GAAP)(2)	$60.4	$54.4
Distributable cash flow (non-GAAP)(2)	$46.9	$43.0
Distribution coverage ratio(2)	6.29x	1.49x

"CNXM delivered another strong quarter," commented Nicholas J. DeIuliis, CEO of CNX Midstream GP LLC, the general partner of the Partnership (the "General Partner"). "As compared to the first quarter of 2019, Adjusted EBITDA and distributable cash flow were up by 11% and 9%, respectively.

Mr. DeIuliis continued, “CNXM is closing out capital projects on schedule and on budget, setting the business up for positive operating leverage and long-term free cash flow generation. Meanwhile, we are seeing a confluence of risks across the capital and commodity markets as a result of the COVID-19 pandemic and have taken the decisive actions to increase retained cash flow by reducing the distribution 80% and reducing this year’s planned capital expenditures by 16%. These decisions will bolster CNXM’s already strong balance sheet, enhance our liquidity position and long-term financial flexibility."

"Energy markets are experiencing temporary demand loss for refined liquids products. CNXM does not have crude oil or direct refined products exposure, but a portion of CNXM’s natural gas throughput flows to downstream processing. Due to pricing and physical market constraints, some of its customers have reduced production volumes from a number of NGL-rich wells and may defer additional production. Despite these temporary deferrals, which push cash flows into later periods, we still expect to continue to generate significant free cash flow this year from our 100% fixed fee business. Our near-term focus is on prudent debt reduction and growing our liquidity position, which will create strong capital allocation opportunities in our business," concluded Mr. DeIuliis.

Guidance Update
Based on current expectations, management provides the following update:

($ in millions)	2020E			2020E
	Previous			Updated
Throughput (BBtu/d)*	1,600	-	1,750	1,400	-	1,550
Capital Expenditures	$80	-	$100	$65	-	$85
Adjusted EBITDA(2)	$250	-	$270	$195	-	$220
* Excludes third-party volumes under high-pressure short-haul agreements.

The Partnership’s updated guidance reflects potential ranges of customer production deferrals and approximate 16% reduction in capital expenditures as a result of cost savings initiatives. Per the long-term plan, as the major capital projects from 2019 are closed out this year, the forecasted capital intensity of the Partnership declines significantly.

Quarterly Distribution
CNXM today announced that the Board of Directors of its General Partner has declared a cash distribution of $0.0829 per unit with respect to the first quarter 2020. The distribution will be made on May 15, 2020 to unitholders of record as of the close of business on May 7, 2020.

The declared distribution represents an 80% reduction of its quarterly distribution from the previous quarter distribution per unit. This increases retained cash flow by approximately $30 million each quarter.

Capital Investment and Resources
For the first quarter of 2020, CNX Midstream's total capital investment net to the Partnership was $31.4 million, which includes investment in expansion projects of $25.7 million and maintenance capital of $5.7 million.

As of March 31, 2020, CNX Midstream had outstanding borrowings of $347.0 million under its $600.0 million revolving credit facility.

First Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss first quarter 2020 financial and operational results, is scheduled for April 27, 2020 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone by dialing 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through May 12, 2020 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10141739.

(1)  The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of these two development companies, it fully consolidates their financial results. CNX Gathering, which is wholly owned by CNX Resources Corporation, owns a 95% noncontrolling interest in the Additional Systems of the Partnership.
(2) Adjusted EBITDA is not a measure that is recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.
Contacts:

Investor Relations:	Media:
Tyler Lewis	Brian Aiello
724-485-3157	724-485-3078
tylerlewis@cnx.com	brianaiello@cnx.com
* * * * *
CNX Midstream is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.

* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended March 31, 2020 and our anticipated 2020 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our reliance on our customers, including our Sponsor, CNX Resources Corporation; the effects of changes in market prices of natural gas, NGLs and crude oil on our customers’ drilling and development plans on our dedicated acreage and the volumes of natural gas and condensate that are produced on our dedicated acreage because of the natural decline in production from existing wells, our success, in part, depends on our ability to maintain or increase natural gas and condensate throughput volumes on our midstream systems, which depends on the level of development and completion activity on acreage dedicated to us; changes in our customers’ drilling and development plans in the Marcellus Shale and Utica Shale, and our customers’ ability to meet such plans; our ability to maintain or increase volumes of natural gas and condensate on our midstream systems; the demand for natural gas and condensate gathering services, changes in general economic condition, and competitive conditions in our industry, including competition from the same and alternative energy sources; actions taken by third-party operators, gatherers, processors and transporters; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; our ability to generate adequate returns on capital; the price and availability of debt and equity financing; the availability and price of oil and natural gas to the consumer compared to the price of alternative and competing fuels; energy efficiency and technology trends; operating hazards and other risks incidental to our midstream services; natural disasters, weather-related delays, casualty losses and other matters beyond our control; interest rates; labor relations; defaults by our customers under our gathering agreements; changes in availability and cost of capital; changes in o future laws and government regulations; and the effects of future litigation.

Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Commission on February 10, 2020 and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Gathering revenue — related party	$62,178	$53,776
Gathering revenue — third party	17,953	18,443
Miscellaneous income	65	—
Total Revenue	80,196	72,219
Expenses
Operating expense — related party	3,828	5,548
Operating expense — third party	8,596	5,974
General and administrative expense — related party	2,857	3,967
General and administrative expense — third party	2,765	1,536
(Gain) loss on asset sales and abandonments	(11)	7,229
Depreciation expense	7,578	5,650
Interest expense	8,793	7,339
Total Expense	34,406	37,243
Net Income	45,790	34,976
Less: Net income (loss) attributable to noncontrolling interest	571	(131)
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$45,219	$35,107

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$45,219	$35,107
Less: General partner interest in net income, including incentive distribution rights	—	5,279
Limited partner interest in net income	$45,219	$29,828

Earnings per limited partner unit:
Basic	$0.50	$0.47
Diluted	$0.49	$0.47

Weighted average number of limited partner units outstanding (in thousands):
Basic	89,797	63,698
Diluted	92,822	63,758

Cash distributions declared per unit (*)	$0.0829	$0.3732
(*) Represents the cash distributions declared during the month following the end of each respective quarterly period.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except number of limited partner units)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$5,235	$31
Receivables — related party	21,714	21,076
Receivables — third party	4,980	7,935
Other current assets	2,064	1,976
Total Current Assets	33,993	31,018
Property and Equipment:
Property and equipment	1,315,118	1,302,566
Less — accumulated depreciation	114,574	106,975
Property and Equipment — Net	1,200,544	1,195,591
Other Assets:
Operating lease right-of-use assets	3,225	4,731
Other assets	2,945	3,262
Total Other Assets	6,170	7,993
TOTAL ASSETS	$1,240,707	$1,234,602

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Trade accounts payable	$9,696	$15,683
Accrued interest payable	1,256	7,973
Accrued liabilities	21,271	43,634
Due to related party	51,688	4,787
Total Current Liabilities	83,911	72,077
Other Liabilities:
Long-term liabilities — related party	85,000	—
Long-Term Debt:
Revolving credit facility	347,000	311,750
Senior Notes	394,399	394,162
Total Long-Term Debt	741,399	705,912
TOTAL LIABILITIES	910,310	777,989

Partners' Capital and Noncontrolling Interest:
Limited partner units (89,799,224 issued and outstanding at March 31, 2020 and 63,736,622 issued and outstanding at December 31, 2019)	226,376	380,473
Class B units (3,000,000 issued and outstanding at March 31, 2020 and none issued and outstanding at December 31, 2019)	34,590	—
General partner interest	—	7,280
Partners' capital attributable to CNX Midstream Partners LP	260,966	387,753
Noncontrolling interest	69,431	68,860
Total Partners' Capital and Noncontrolling Interest	330,397	456,613
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$1,240,707	$1,234,602

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income	$45,790	$34,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	8,050	6,121
Unit-based compensation	504	612
(Gain) loss on asset sales and abandonments	(11)	7,229
Other	11	11
Changes in assets and liabilities:
Due to/from affiliate	(3,706)	(1,923)
Receivables — third party	2,955	448
Other current and non-current assets	1,500	(8,971)
Accounts payable and other accrued liabilities	(14,970)	11,410
Net Cash Provided by Operating Activities	40,123	49,913

Cash Flows from Investing Activities:
Capital expenditures	(32,659)	(78,557)
Net Cash Used in Investing Activities	(32,659)	(78,557)

Cash Flows from Financing Activities:
Contributions from general partner and noncontrolling interest holders, net	—	30
Vested units withheld for unitholders taxes	(309)	(664)
Quarterly distributions to unitholders	(37,201)	(27,268)
Net borrowings on secured $600.0 million credit facility	35,250	52,650
Net Cash (Used in) Provided by Financing Activities	(2,260)	24,748

Net Increase (Decrease) in Cash	5,204	(3,896)
Cash at Beginning of Period	31	3,966
Cash at End of Period	$5,235	$70

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(Dollars in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for gains or losses on asset sales and abandonments and other non-cash items which should not be included in the calculation of Distributable Cash Flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:
•our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;
•the ability of our assets to generate sufficient cash flow to make distributions to our partners;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are Net Income and Net Cash Provided by Operating Activities. EBITDA and Adjusted EBITDA should not be considered an alternative to Net Income, Net Cash Provided by Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect Net Income or Net Cash Provided by Operating Activities, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define Distributable Cash Flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest expense and maintenance capital expenditures, each net to the Partnership. Distributable Cash Flow does not reflect changes in working capital balances.
Distributable Cash Flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:
•the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and
•the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of Distributable Cash Flow in this release provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Distributable Cash Flow are Net Income and Net Cash Provided by Operating Activities. Distributable Cash Flow should not be considered an alternative to Net Income, Net Cash Provided by Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow excludes some, but not all, items that affect Net Income or Net Cash Provided by Operating Activities, and these measures may vary from those of other companies. As a result, our Distributable Cash Flow may not be comparable to similarly titled measures that other companies may use.
Distribution Coverage Ratio
We define Distributable Coverage Ratio as Distributable Cash Flow divided by cash distributions declared or paid.

Free Cash Flow
We define Free Cash Flow as Distributable Cash Flow less expansion capital expenditures, net to the Partnership.

The following table presents a reconciliation of the non-GAAP measures of Adjusted EBITDA and Distributable Cash Flow to the most directly comparable GAAP financial measures of Net Income and Net Cash Provided by Operating Activities.

	Three Months Ended March 31,
(Unaudited)	2020	2019
Net Income	$45,790	$34,976
Depreciation expense	7,578	5,650
Interest expense	8,793	7,339
EBITDA	62,161	47,965
Non-cash unit-based compensation expense	504	612
(Gain) loss on asset sales and abandonments	(11)	7,229
Adjusted EBITDA	62,654	55,806
Less:
Net income (loss) attributable to noncontrolling interest	571	(131)
Depreciation expense attributable to noncontrolling interest	480	394
Other expenses attributable to noncontrolling interest	1,173	1,120
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$60,430	$54,423
Less: cash interest expense, net to the Partnership	7,905	6,604
Less: maintenance capital expenditures, net to the Partnership	5,673	4,835
Distributable Cash Flow	$46,852	$42,984

Net Cash Provided by Operating Activities	$40,123	$49,913
Interest expense	8,793	7,339
(Gain) loss on asset sales and abandonments	(11)	7,229
Other, including changes in working capital	13,749	(8,675)
Adjusted EBITDA	62,654	55,806
Less:
Net income (loss) attributable to noncontrolling interest	571	(131)
Depreciation expense attributable to noncontrolling interest	480	394
Other expenses attributable to noncontrolling interest	1,173	1,120
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$60,430	$54,423
Less: cash interest expense, net to the Partnership	7,905	6,604
Less: maintenance capital expenditures, net to the Partnership	5,673	4,835
Distributable Cash Flow	$46,852	$42,984
Less: expansion capital expenditures, net to the Partnership	25,703	71,102
Free Cash Flow	$21,149	$(28,118)

The following table presents a reconciliation of the non-GAAP measures Adjusted EBITDA and Distributable Cash Flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are Net Income and Net Cash Provided by Operating Activities.

(Unaudited)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Twelve Months Ended March 31, 2020
Net Income	$46,463	$43,665	$50,196	$45,790	$186,114
Depreciation expense	5,860	6,184	6,677	7,578	26,299
Interest expense	7,685	7,601	7,668	8,793	31,747
EBITDA	60,008	57,450	64,541	62,161	244,160
Non-cash unit-based compensation expense	541	328	399	504	1,772
Gain on asset sales and abandonments	—	—	—	(11)	(11)
Adjusted EBITDA	60,549	57,778	64,940	62,654	245,921
Less:
Net (loss) income attributable to noncontrolling interest	(282)	(298)	1,700	571	1,691
Depreciation expense attributable to noncontrolling interest	395	392	399	480	1,666
Other expenses attributable to noncontrolling interest	1,098	1,152	1,136	1,173	4,559
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$59,338	$56,532	$61,705	$60,430	$238,005
Less: cash interest expense, net to the Partnership	7,282	7,528	7,812	7,905	30,527
Less: maintenance capital expenditures, net to the Partnership	5,168	5,388	5,494	5,673	21,723
Distributable Cash Flow	$46,888	$43,616	$48,399	$46,852	$185,755

Net Cash Provided by Operating Activities	$74,753	$51,014	$41,382	$40,123	$207,272
Interest expense	7,685	7,601	7,668	8,793	31,747
Gain on asset sales and abandonments	—	—	—	(11)	(11)
Other, including changes in working capital	(21,889)	(837)	15,890	13,749	6,913
Adjusted EBITDA	60,549	57,778	64,940	62,654	245,921
Less:
Net (loss) income attributable to noncontrolling interest	(282)	(298)	1,700	571	1,691
Depreciation expense attributable to noncontrolling interest	395	392	399	480	1,666
Other expenses attributable to noncontrolling interest	1,098	1,152	1,136	1,173	4,559
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$59,338	$56,532	$61,705	$60,430	$238,005
Less: cash interest expense, net to the Partnership	7,282	7,528	7,812	7,905	30,527
Less: maintenance capital expenditures, net to the Partnership	5,168	5,388	5,494	5,673	21,723
Distributable Cash Flow	$46,888	$43,616	$48,399	$46,852	$185,755
Distributions Declared	$30,637	$32,371	$37,201	$7,444	$107,653
Distribution Coverage Ratio - Declared	1.53x	1.35x	1.30x	6.29x	1.73x

Distributable Cash Flow	$46,888	$43,616	$48,399	$46,852	$185,755
Distributions Paid	$28,940	$30,637	$32,371	$37,201	$129,149
Distribution Coverage Ratio - Paid	1.62x	1.42x	1.50x	1.26x	1.44x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected Adjusted EBITDA with the most directly comparable GAAP financial measure, which is projected Net Income. The following projections represent the approximate midpoint of the updated announced full year 2020 expected guidance ranges of Adjusted EBITDA (2020: $195-$220 million). CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(Unaudited) (Dollars in millions)	2020 Guidance
Net Income	$145
Depreciation expense	31
Interest expense	37
EBITDA	213
Non-cash unit-based compensation expense	3
Adjusted EBITDA	216
Less:
Net income attributable to noncontrolling interest	7
Depreciation and other expenses attributable to noncontrolling interest	2
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$207

The Partnership is unable to project Net Cash Provided by Operating Activities or provide the related reconciliation of projected Net Cash Provided by Operating Activities to projected Distributable Cash Flow, the most comparable financial measure calculated in accordance with GAAP, because Net Cash Provided by Operating Activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2020
	Anchor	Additional	Total
Income Summary
Revenue	$76,546	$3,650	$80,196
Expenses	31,356	3,050	34,406
Net Income	$45,190	$600	$45,790

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	1,037	65	1,102
Wet gas (BBtu/d)	548	49	597
Other (BBtu/d)*	299	—	299
Total Gathered Volumes	1,884	114	1,998

Capital Investment
Maintenance capital	$5,655	$346	$6,001
Expansion capital	25,653	1,005	26,658
Total Capital Investment	$31,308	$1,351	$32,659

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$5,655	$18	$5,673
Expansion capital	25,653	50	25,703
Total Capital Investment Net to CNX Midstream Partners LP	$31,308	$68	$31,376
*Includes third-party volumes we gather under high-pressure short-haul agreements (294 BBtu/d) as well as condensate handling.